SOFTWARE LICENCE AGREEMENT




                          AUGMENT SYSTEMS INCORPORATED
                          POLYBUS SYSTEMS CORPORATION


                             As of January 22, 1999





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 1   Augment and Polybus mutually agree to terminate the agreement of Augment 1,
     1996, except that Sections 6, 9, 10 and 11 shall survive,

 2. Augment will grant to Polybus a perpetual, irrevocable, royalty free license to use, modify and sub-license for the Augment NT Client in source code and binary form, said NT Client being the same as most recently provided to Augment licensee Avid Technology Inc., subject to conditions set forth below.

 3. Polybus acknowledges that Augment has entered into a license of the NT Client with Avid Technology Inc. (the "Augment/Avid License"), as copy of which is herewith provided. Polybus agrees that it will not knowingly interfere with Augment's contractual rights in the Augment/Avid License.

     Polybus further agrees that for a Period of 18 months from the date of this agreement it will not license, sell or transfer the NT client for a purpose that competes with Augment's license of the NT Client to Avid Technology Inc., provided, however, that in the event that the Augment/Avid License has been terminated by either Party, or otherwise ceases to be in effect, then in that event, the restriction set forth herein shall expire,

 4, The Parties acknowledge that the Polybus Agreement restricts Augment's use of Polybus owned software code, but does not restrict the use of the Polybus protocol.

 5. The NT Client and its source code, in its present form, shall be owned by Augment. Each Party shall own any derivative work developed by that Party.

 6. Polybus Will grant to Augment a perpetual, irrevocable, royalty free license to use, copy and modify the Polybus Macintosh Client in source code or binary form for internal use and development by Augment, The Macintosh Client, as delivered to Augment in accordance with the August 1, 1996 agreement, shall be owned by Polybus. Each Party shall own any derivative work developed by that Party.

 7. Polybus grants to Augment a perpetual, worldwide, irrevocable, nonexclusive right and licence to manufacture, grant sublicenses to Augment OEM's and VAR customers ("Augment customers") and distribute Polybus Macintosh Client in binary code form and only in conjunction with Augment hardware products purchased from Augment, in accordance with the following schedule:


               COPY SUB-LICENCED          MARGINAL BINARY CODE ROYALTY
               -----------------          ----------------------------
            Copy #1 through #4,999            US $ 100.00 per copy
          Copy #5,000 through #9,999           US $60.00 per copy
         Copy #10,000 through #12,499          US $30.00 per copy
           Copy # 12,500 or greater            US $0.00 per copy




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 8.  Polybus grants to Augment a perpetual, irrevocable,  nonexclusive right and license to manufacture distribute and sub-license to AUGMENT's customers and partners source code copies of the Polybus Macintosh Client for AUGMENT's customers' internal use only, and only in conjunction with Augment hardware products purchased from Augment.

 9. Except as otherwise set forth in this Agreement, neither Party may, without the prior written consent of the other Party, assign or transfer this
     Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such Party's assets. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any accrued obligation, which such Party then has hereunder.

 10. The Parties acknowledge that a breach of any of the terms, provisions and conditions of this Agreement will cause such damage as will be irreparable and the exact amount of which will be impossible to ascertain. For that reason the Parties agree that the non-breaching party shall be entitled, as a matter of right, to an injunction from any court of competent jurisdiction, restraining any threatened or further violation of this Agreement, Such right to an injunction, however, shall be cumulative, and in addition to whatever other remedies the non-breaching party may have to protect its rights,

 11. Polybus agrees that for a period of 6 months after the date of this agreement it will not license, sell or transfer the NT Client to any third party,





IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duty authorized representatives as of the day and year first above written.

                         AUGMENT SYSTEMS INCORPORATED


                         By:______________________________________
                            Duane A. Mayo, Chief Financial Officer




                         POLYBUS SYSTEMS CORPORATION


                         By:______________________________________
                            Herb.Jacobs, President